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                               TSW INTERNATIONAL, INC.

                          INCENTIVE STOCK OPTION AGREEMENT


    THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made and entered into as of 12/11/96, between TSW INTERNATIONAL, INC., a Georgia corporation (the "Company"), and Chris Lane ("Optionee").

    THE PARTIES AGREE AS FOLLOWS:

    1.   GRANT OF OPTION AND EFFECTIVE DATE

         1.1 GRANT. The Company hereby grants to Optionee pursuant to the Company's 1994 Stock Option Plan (the "Plan"), a copy of which is attached to this Agreement as Exhibit 1, an incentive stock option (the "ISO") to purchase all or any part of the aggregate of 76,000 shares (the "ISO Shares") of the Company's common stock ("Common Stock") on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.

         1.2 EFFECTIVE DATE. The grant date effective date of this ISO is 12/11/96 ("Effective Date").

    2. EXERCISE PRICE. The exercise price for the purchase of the shares of Common Stock covered by this ISO shall be $9.23 per share.

    3. TERM. Unless otherwise specified on Exhibit 3 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), this ISO shall expire as provided in Section 4(a) of the Plan.

    4. ADJUSTMENT OF ISOs. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of the Plan.

    5.   EXERCISE OF OPTIONS.

         5.1 TIME OF EXERCISE. Unless otherwise specified on Exhibit 5.1 attached hereto, if any (the absence of such Exhibit indicating that no exhibit was intended) the ISO shall be exercisable in whole or in part with respect to 20 percent of the total number of ISO Shares to which an option to acquire was granted to the Optionee on the first anniversary of the Effective Date. Thereafter, the right to exercise the ISO shall increase by an additional 20 percent of the total number of ISO Shares at the end of each of the immediately following anniversaries of the Effective Date.

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         5.2  EXERCISE AFTER TERMINATION OF EMPLOYMENT. This ISO may be
exercised after termination of the Optionee's employment only in accordance with the provisions of Section 4(f) of the Plan.

         5.3 MANNER OF EXERCISE. Optionee may exercise this ISO, or any portion of this ISO, by giving written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by a copy of the 1994 Stock Option Plan Stock Purchase Agreement in substantially the form attached hereto as Exhibit 5.3 executed by Optionee (or at the option of the Company such other form of stock purchase agreement as shall then be acceptable to the Company), payment of the exercise price and payment of any applicable withholding or employment taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this ISO was exercised.

    Promptly after receipt of written notice of exercise of the ISO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, instruct its transfer agent to deliver to the Optionee or other person a certificate or certificates for the requisite number of ISO Shares. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any ISO Shares covered by the option until the date of issuance of a stock certificate.

         5.4 PAYMENT. Except as provided in Exhibit 5.4 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), payment in full, in cash, shall be made for all ISO Shares purchased at the time written notice of exercise of the ISO is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

    6. NONASSIGNABILITY OF ISO. This ISO is not assignable or transferable by Optionee except by will or by the laws of descent and distribution. During the life of Optionee, the ISO is exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this ISO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this ISO, shall be null and void.

    7.   RESTRICTION OF ISSUANCE OF SHARES.

         7.1 LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or issue any Exercised Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Act").

         7.2 REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but shall not be required to, register or qualify the sale of this ISO or any Exercised Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any Exercised Shares pursuant thereto to comply with any law.

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    8.   RESTRICTION ON TRANSFER. Regardless whether the sale of the Exercised
Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of Exercised Shares (including the placement of appropriate legends on stock certificates) if, in the judgement of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law.

    9. STOCK CERTIFICATE RESTRICTIVE LEGENDS. Stock certificates evidencing Exercised Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

    10. DISQUALIFYING DISPOSITIONS. If stock acquired by exercise of this ISO is disposed of within two years from the Effective Date or within one year after the purchase of stock under this ISO, the Optionee immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

    11. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF OPTIONEE UPON EXERCISE OF ISO. Optionee hereby agrees that in the event that the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of Exercised Shares may be conditioned upon certain representations, warranties, and acknowledgements by the person exercising the ISO (the "Purchaser"), including, without limitation, those set forth in Section 11.1 through 11.7 inclusive:

         11.1 INVESTMENT. Purchaser is acquiring the Exercised Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the Exercised Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

         11.2 BUSINESS EXPERIENCE. Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company evidenced by purchase of Exercised Shares.

         11.3 RELATION TO COMPANY. Purchaser is presently an officer, director, or other employee of the Company and in such capacity has become personally familiar with the business, affairs, financial condition and results of operations of the Company.

         11.4 ACCESS TO INFORMATION. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the Exercised Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

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         11.5  SPECULATIVE INVESTMENT.  Purchaser's investment in the company represented by the Exercised Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

         11.6 REGISTRATION. The Company may register the Exercised Shares under the Act. If the Exercised Shares are not so registered, Purchaser must bear the economic risk of investment for an indefinite period of time because the Exercised Shares cannot be transferred by Purchaser unless such transfer is registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Exercised Shares under the Act. The Company has made no representation, warranties, or covenants whatsoever as to whether any exemption for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it may not be available until at least two years after payment of cash for the Exercised Shares and not then unless: (i) a public trading market then exists in the Company's common stock; (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (iii) all other terms and conditions of Rule 144 have been satisfied.

         11.7 TAX ADVICE. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by the option agreement pursuant to which the Exercised Shares will be purchased and Purchaser is in no manner relying on the Company or the Company's representatives for an assessment of such tax consequences.

    12. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that optionee may not assign any of Optionee's rights under this Agreement.

    13. DAMAGES. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts entered into and wholly to be performed within the State of Georgia by Georgia residents. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall in the Superior Court of Fulton County Georgia or the United States District Court for the Northern District of Georgia, and each of the parties hereby submits to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth in
Section 15.

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    16.  NOTICES.  All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

              TSW International, Inc.
              3301 Windy Ridge Parkway
              Atlanta, GA  30339

              Attn:  Chief Financial Officer

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.


                                       TSW INTERNATIONAL, INC.


                                       BY:  /s/ JOHN BARTELS
                                          ------------------------------------

                                       TITLE: Chief Financial Officer

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                                       BY:  /s/ Chris Lane
                                          ------------------------------------
                                            Chris Lane


                                       DATE:
                                            ----------------------------------


EXHIBITS AND SCHEDULES

Exhibit 1     1994 Stock Option Plan
Exhibit 5.1   Time of Exercise
Exhibit 5.1   Time of Exercise
Exhibit 5.3   1994 Stock Option Plan Stock Purchase Agreement

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                             EXHIBIT 5.1 TIME OF EXERCISE


    The ISO shall be exercisable in whole or in part with respect to 25 percent of the total number of ISO Shares to which an option to acquire was granted to the Optionee on the first anniversary of the Effective Date. Thereafter, the right to exercise the ISO shall increase by an additional 25 percent of the total number of ISO Shares at the end of each of the immediately following anniversaries of the Effective Date.

Acknowledged and Agreed:

Company:                                The SYSTEM WORKS, INC.


                                       By: /s/ JOHN BARTELS
                                          --------------------------------

                                       Title:  Chief Financial Officer

Purchaser:                             /s/ Chris Lane
                                       -----------------------------------
                                                 [Signature]


                                       Chris Lane
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                                          SCHEDULE TO EXHIBIT 10.13.2

                        SCHEDULE OF TERMS OF
                   INCENTIVE STOCK OPTION AGREEMENTS
           GRANTED PURSUANT TO THE 1994 STOCK OPTION PLAN


                                     NUMBER            EXERCISE
    OPTIONEE              DATE      OF SHARES           PRICE
----------------------   --------   -----------        ---------
Christopher R. Lane      8/17/94    88,888             $4.50
Christopher R. Lane      8/17/94    81,412              4.50
Christopher R. Lane       5/4/95    60,634              9.23
Christopher R. Lane      11/4/96    21,875              9.23
Christopher R. Lane     12/11/96    76,000              9.23
John F. Bartels           8/8/96    10,834              9.23
John F. Bartels          11/4/96    15,400              9.23
John W. Blend, III       11/4/96    14,000              9.23
Kenneth C. Colby, Jr.    2/11/93    50,000              4.50
Kenneth C. Colby, Jr.    11/4/96    10,500              9.23